Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to Tender Ordinary Shares of

ALLEGO N.V.

at

$1.70 per share

Pursuant to the Offer to Purchase

dated July 3, 2014

(the “Offer to Purchase”)

by

Madeleine Charging B.V.

an indirect, wholly owned subsidiary of funds managed by

Meridiam SAS

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 31, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below), on the terms and subject to the conditions set forth in the Offer to Purchaser (the “Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”) if (a) the procedure for delivery of book-entry transfer of ordinary shares, par value €0.12 per share (each, a “Share” and, collectively, the “Shares”), of Allego N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands with its corporate seat in Arnhem, the Netherlands, and its office address at Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, and registered with the trade register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82985537 (the “Company” or “Allego”), cannot be completed prior to one minute after 11:59 p.m. (New York City time), on July 31, 2024 (the “Expiration Time,” unless the Offer is extended in accordance with the Transaction Framework Agreement, dated as of June 16, 2024 (as it may be amended from time to time, the “Transaction Framework Agreement”), by and among, the Company, Madeleine Charging B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, and its office address at Zuidplein 126, WTC Toren H, Floor 15, 1077 XV, Amsterdam, the Netherlands, and registered with the trade register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 71768068 (“Purchaser”), whose indirect parent entities are managed by Meridiam SAS, a simplified stock company (société par actions simplifiée) incorporated under the laws of France with its principal business office address at 4, place de l’Opera, 75002, Paris, France (“Parent”) and Meridiam Sustainable Infrastructure Europe IV SLP, a limited partnership (société de libre partenariat) incorporated under the laws of France, with its registered office located at 4, place de l’Opéra 75002 Paris, France, registered with the Paris Trade and Companies Register under number 894856889, represented by Parent, its management company, in which event “Expiration Time” will mean the latest time and date at which the Offer, as so extended by Purchaser, will expire), or (b) time will not permit delivery of all of the required documents to Broadridge Corporate Issuer Solutions, LLC (the “Depositary”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by courier or mailed to the Depositary. See “The Tender Offer - Section 3 – Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

By Courier or Mail:	By USPS Service
Broadridge, Inc.	Broadridge, Inc.
Attn.: BCIS IWS	Attn: BCIS Re-Organization Dept.
51 Mercedes Way	P.O. Box 1317
Edgewood, NY 11717	Brentwood, NY 11717-0718

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN “THE TENDER OFFER - SECTION 3 – PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Instruction 2 of the Letter of Transmittal) to the Depositary within the time period referenced herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate number of Shares, specified below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase and in the related Letter of Transmittal (see “The Tender Offer - Section 3 - Procedures for Accepting the Offer and Tendering Shares”).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and any other legal representatives of the undersigned.

Number of Shares:

☐ Check here if Shares will be tendered by book-entry transfer

DTC Account Number:

Name of Tendering Institution:

Date:

Name(s) of Holder(s):
(Please Print)

Signature(s):

Address(es):
(Zip Code)

Area Code and Telephone Number(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in “The Tender Offer - Section 3 – Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and, (b) guarantees delivery to the Depositary, within one New York Stock Exchange trading day after the date hereof, at its address set forth above, of (i) a properly completed and duly executed Letter of Transmittal (or, alternatively an Agent’s Message (as defined in Instruction 2 of the Letter of Transmittal) in the case of tendering Shares held in “street” name by book-entry transfer), (ii) a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depository Trust Company in the case of tendering Shares held in “street” name by book-entry transfer (pursuant to the procedures set forth in The Tender Offer - Section 3 – “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) and (iii) all other documents required by the Letter of Transmittal, if any.

Name of Firm:
(Authorized Signature)

Address:	Name:

(Zip Code)		(Please Type or Print)
Title:

Area Code and Tel. No.:	Dated: